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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of (i) our report dated July 13, 2001, relating to the financial statements and financial highlights which appears in the April 30, 2001 Annual Report to Shareholders of Orbitex Info-Tech and Communications Fund, Orbitex Health & Biotechnology Fund, Orbitex Energy & Basic Materials Fund, Orbitex Financial Services Fund, Orbitex Focus 30 Fund, Orbitex Growth Fund, Orbitex Amerigo Fund and Orbitex Clermont Fund (8 of the 12 portfolios constituting the Orbitex Group of Funds), and (ii) our report dated February 16, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of Orbitex Cash Reserves Fund (1 of the 12 portfolios constituting the Orbitex Group of Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
August 29, 2001